Exhibit 99.1

The security holders are Warburg Pincus (Bermuda) Private Equity VIII, L.P., a Bermuda limited partnership (“WP VIII Bermuda”), Warburg Pincus (Bermuda) International Partners, L.P., a Bermuda limited partnership (“WPIP Bermuda”) and Warburg Pincus Netherlands International Partners I, C.V., a Netherlands limited partnership (“WPIP Netherlands I”). Warburg Pincus (Bermuda) Private Equity Ltd., a company incorporated under the laws of Bermuda (“WP VIII Bermuda Ltd.”) is the sole general partner of WP VIII Bermuda. Warburg Pincus (Bermuda) International Ltd., a company incorporated under the laws of Bermuda (“WPIP Bermuda Ltd.”) is the sole general partner of WPIP Bermuda. Warburg Pincus Partners, LLC, a New York limited liability company (“WPP LLC”), a direct subsidiary of Warburg Pincus & Co., a New York limited liability company (“WP”), is the sole general partner of WPIP Netherlands I. WP VIII Bermuda, WPIP Bermuda and WPIP Netherlands I are managed by Warburg Pincus LLC, a New York limited liability company (“WP LLC”).

Charles R. Kaye and Joseph P. Landy are each Managing General Partners of WP and Managing Members and Co-Presidents of WP LLC and may be deemed to control WP VIII Bermuda, WPIP Bermuda, WPIP Netherlands I, WP VIII Bermuda Ltd., WPIP Bermuda Ltd., WPP LLC, WP and WP LLC. Messrs. Kaye and Landy disclaim beneficial ownership of all Common Shares held by WP VIII Bermuda, WPIP Bermuda and WPIP Netherlands I, except to the extent of any pecuniary interest therein.